TERMS AGREEMENT

WorldCom, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056

                                                                     May 9, 2001

Ladies and Gentlemen:

            We (the "Managers") understand that WorldCom, Inc., a Georgia corporation (the "Company"), proposes to issue and sell to the several underwriters named below (the "Underwriters"), $1,500,000,000 aggregate principal amount of its 6.50% Notes due 2004 (the "2004 U.S. Dollar Notes"), $4,000,000,000 aggregate principal amount of its 7.50% Notes due 2011 (the "2011 U.S. Dollar Notes") $4,600,000,000 aggregate principal amount of its 8.25% Notes due 2031 (the "2031 U.S. Dollar Notes, and together with the 2004 U.S. Dollar Notes, the 2011 U.S. Dollar Notes and the 2031 U.S. Dollar Notes, the "U.S. Dollar Notes"), (euro)1,250,000,000 aggregate principal amount of its 6.75% Notes due 2008 (the "Euro Notes") and (pound)500,000,000 aggregate principal amount of its 7.25% Notes due 2008 (the "Sterling Notes") (collectively, the "Offered Securities").

            Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell all of the Offered Securities. Each of the Underwriters named below under the table relating to U.S. Dollar Notes agrees, severally and not jointly, to purchase the respective principal amount of U.S. Dollar Notes set forth opposite its name below, in the case of the 2004 U.S. Dollar Notes, at a purchase price of 99.573% of the principal amount of such securities; in the case of the 2011 U.S. Dollar Notes, at a purchase price of 98.454% of the principal amount of such securities; and in the case of the 2031 U.S. Dollar Notes, at a purchase price of 97.223% of the principal amount of such securities, plus, in each case, accrued interest, if any, from May 16, 2001 to the date of payment and delivery.

            Each of the Underwriters named below under the table relating to Euro Notes agrees, severally and not jointly, to purchase the respective principal amount of Euro Notes set forth opposite its name below at a purchase price of 99.519% of the principal amount of such securities, plus accrued interest, if any, from May 16, 2001 to the date of payment and delivery.

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                                                                               2


            Each of the Underwriters named below under the table relating to Sterling Notes agrees, severally and not jointly, to purchase the respective principal amount of Sterling Notes set forth opposite its name below at a purchase price of 99.370% of the principal amount of such securities, plus accrued interest, if any, from May 16, 2001 to the date of payment and delivery.

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                                                                               3


----------------------------------------------------------------------------------------
                                    U.S. DOLLAR NOTES
----------------------------------------------------------------------------------------
                         Principal             Principal             Principal
                         Amount of 2004 U.S.   Amount of 2011 U.S.   Amount of 2031 U.S.
Name                     Dollar Notes          Dollar Notes          Dollar Notes
----------------------------------------------------------------------------------------
J.P. Morgan Securities     $480,000,000          $1,290,000,000       $1,472,000,000
Inc.
----------------------------------------------------------------------------------------
Salomon Smith Barney        480,000,000           1,290,000,000        1,472,000,000
Inc.
----------------------------------------------------------------------------------------
Banc of America             165,000,000             440,000,000          506,000,000
Securities LLC
----------------------------------------------------------------------------------------
ABN AMRO Incorporated       120,000,000             320,000,000          368,000,000
----------------------------------------------------------------------------------------
Deutsche Banc Alex.         120,000,000             320,000,000          368,000,000
Brown Inc
----------------------------------------------------------------------------------------
Tokyo-Mitsubishi             30,000,000              80,000,000           92,000,000
International plc
----------------------------------------------------------------------------------------
Westdeutsche Landesbank      30,000,000              80,000,000           92,000,000
Girozentrale
----------------------------------------------------------------------------------------
BNP Paribas                  15,000,000              40,000,000           46,000,000
----------------------------------------------------------------------------------------
Caboto Holding SIM           15,000,000              40,000,000           46,000,000
S.p.A
----------------------------------------------------------------------------------------
Fleet Securities, Inc.       15,000,000              40,000,000           46,000,000
----------------------------------------------------------------------------------------
Mizuho International         15,000,000              40,000,000           46,000,000
plc
----------------------------------------------------------------------------------------
Blaylock & Partners,          7,500,000              20,000,000           23,000,000
L.P.
----------------------------------------------------------------------------------------
Utendahl Capital              7,500,000                       0           23,000,000
Partners, L.P.
----------------------------------------------------------------------------------------
Total                    $1,500,000,000          $4,000,000,000       $4,600,000,000
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          EURO NOTES and STERLING NOTES
--------------------------------------------------------------------------------
                                      Principal Amount of    Principal Amount of
Name                                  Euro Notes             Sterling Notes
--------------------------------------------------------------------------------
J.P. Morgan Securities Ltd.           (euro)403,125,000      (pound)160,000,000
--------------------------------------------------------------------------------
Salomon Brothers International              403,125,000             160,000,000
Limited
--------------------------------------------------------------------------------
Banc of America Securities Limited          137,500,000              55,000,000
--------------------------------------------------------------------------------
ABN AMRO Bank N.V.                          100,000,000              40,000,000
--------------------------------------------------------------------------------
Deutsche Bank AG London                     100,000,000              40,000,000
--------------------------------------------------------------------------------
Tokyo-Mitsubishi International plc           25,000,000              10,000,000
--------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale         25,000,000              10,000,000
--------------------------------------------------------------------------------
BNP Paribas                                  12,500,000               5,000,000
--------------------------------------------------------------------------------
Caboto Holding SIM S.p.A                     12,500,000               5,000,000
--------------------------------------------------------------------------------
Robertson Stephens International             12,500,000               5,000,000
Limited
--------------------------------------------------------------------------------
Mizuho International plc                     12,500,000               5,000,000
--------------------------------------------------------------------------------
Blaylock & Partners , L.P.                    6,250,000               2,500,000
--------------------------------------------------------------------------------
Utendahl Capital Partners, L.P.                       0               2,500,000
--------------------------------------------------------------------------------
Total                               (euro)1,250,000,000      (pound)500,000,000
--------------------------------------------------------------------------------

            The Underwriters will pay for such offered Securities upon delivery thereof at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, at 10:00 a.m., (New York City time) on May 16, 2001 or at such other time, not later than 10:00 a.m. (New York City time), on such date as shall be jointly designated by the Underwriters and the Company.

            The Offered Securities shall have the terms set forth in the Prospectus dated May 1, 2001 (the "Prospectus"), and the Prospectus Supplement dated May 9, 2001 (the "Prospectus Supplement"), including the following:

Maturity Date: In the case of the 2004 U.S. Dollar Notes, May 15, 2004; in the case of the 2011 U.S. Dollar Notes, May 15, 2011; in the case of the 2031 U.S. Dollar Notes, May 15, 2031; in the case of the Euro Notes, May 15, 2008; and in the case of the Sterling Notes, May 15, 2008.

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                                                                               5


Interest Rate: In the case of the 2004 U.S. Dollar Notes, 6.50%; in the case of the 2011 U.S. Dollar Notes, 7.50%; in the case of the 2031 U.S. Dollar Notes, 8.25%; in the case of the Euro Notes, 6.75%; and in the case of the Sterling Notes, 7.25%.

Redemption Provisions: The 2011 U.S. Dollar Notes, the 2031 U.S. Dollar Notes, the Euro Notes and the Sterling Notes will be redeemable in whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of Offered Securities to be redeemed and published in Luxembourg as described in the Prospectus at redemption prices equal to the greater of:

      In the case of the U.S. Dollar notes, the greater of:

      o 100% of the principal amount of the U.S. Dollar Notes to be redeemed and

      o the sum of the present values of Remaining Scheduled Payments, as defined in the Prospectus, discounted on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined in the Prospectus, plus:

            o     30 basis points for the 2011 U.S. Dollar Notes; and

            o     35 basis points for the 2031 U.S. Dollar Notes;

            In the case of the Euro Notes, the greater of:

            o 100% of the principal amount of the Euro Notes to be redeemed and

            o the sum of the present values of the Remaining Scheduled Payments, as defined in the Prospectus, discounted, on an annual basis (based on the actual number of days elapsed divided by 365 or 366, as the case may be), at the Reference Euro Dealer Rate, as defined in the Prospectus, plus 25 basis points;

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                                                                               6


            In the case of the Sterling Notes, the greater of:

            o 100% of the principal amount of the Sterling Notes to be redeemed and

            o the price expressed as a percentage (rounded to three decimal places, with .0005 being rounded up) at which the Gross Redemption Yield, as defined in the Prospectus, on the outstanding principal amount of the Sterling Notes on the Reference Date, as defined in the Prospectus, is equal to the Gross Redemption Yield (determined by reference to the middle-market price) at 3:00 p.m. (London time) on that date on the Benchmark Gilt, as defined in the Prospectus, plus 25 basis points;

plus, in the case of the U.S. Dollar Notes, the Sterling Notes and the Euro Notes, accrued interest to the date of redemption which has not been paid.

Interest Payment Dates: Interest on the 2004 U.S. Dollar Notes, the 2011 U.S. Notes and the 2031 U.S. Dollar Notes is payable semiannually in arrears on May 15 and November 15 of each year beginning November 15, 2001.

            Interest on the Euro Notes is payable annually in arrears on May 15 of each year, beginning on May 15, 2002.

            Interest on the Sterling Notes is payable annually in arrears on May 15 of each year, beginning May 15, 2002.

Form and Denomination: The Offered Securities initially will be represented by one or more global securities deposited with the Depository Trust Company and registered in the name of the nominee thereof in the case of U.S. Dollar Notes and in the name of a common depositary for Clearstream Societe Anonyme, Luxembourg, and Euroclear N.A. and S.A., as operator of the Euroclear system in the case of the Euro Notes and the Sterling Notes. Each of the Offered Securities will be available for purchases in denominations of $1,000 for the U.S. Dollar Notes, (euro)1,000 for the Euro Notes and (pound)1,000 for the Sterling Notes, and integral multiples thereof, in book-entry form only.

Senior or Subordinated: Senior

Other Terms: Each of the Underwriters hereby represents and agrees that it has not and will not offer, sell or deliver any of the Offered Securities directly or indirectly, or

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                                                                               7


distribute the Prospectus Supplement or the Prospectus or any other offering material relating to the Offered Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company, except as set forth herein. In particular, each Underwriter represents and agrees that:

      1. It has not offered or sold and will not offer or sell any Offered Securities to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Offered Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

      2. It has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

      3. It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Offered Securities in, from or otherwise involving the United Kingdom.

      4. It has not offered or sold and it will not offer or sell any Offered Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to any persons, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan available thereunder and otherwise under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

            All communications with the Underwriters will be in writing and effective only upon receipt, and will be mailed, delivered or telegraphed and confirmed to them in

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                                                                               8


care of (a) Salomon Smith Barney Inc., General Counsel (fax no.: (212) 816-7071), 388 Greenwich Street, New York, New York, 10013 and (b) J.P. Morgan Securities Inc., General Counsel (fax no.: (212) 270-7473), 60 Wall Street, New York, New York 10260.

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                                                                               9


            All provisions of the Underwriting Agreement dated May 9, 2001, among WorldCom and the Underwriters, are herein incorporated by reference in their entirety and shall be deemed to be a part of this agreement to the same extent as if such provisions had been set forth in full herein.

            Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                                        J.P. MORGAN SECURITIES INC.
                                        SALOMON SMITH BARNEY INC.

                                        By: /s/ Melanie Shugart
                                            ------------------------------------
                                              J.P. MORGAN SECURITIES INC.
                                              Name: Melanie Shugart
                                              Title: Managing Director

                                        By: /s/ Tim Davies
                                            ------------------------------------
                                              SALOMON SMITH BARNEY INC.
                                              Name: Tim Davies
                                              Title: Managing Director


                                        J.P. MORGAN SECURITIES LTD.
                                        SALOMON BROTHERS INTERNATIONAL LIMITED

                                        By: /s/ David Hill
                                            ------------------------------------
                                              J.P. MORGAN SECURITIES LTD.
                                              Name: David Hill
                                              Title: Vice President

                                        By: /s/ Mark Rhodes
                                            ------------------------------------
                                              SALOMON BROTHERS
                                              INTERNATIONAL LIMITED
                                              Name: Mark Rhodes
                                              Title: Attorney-in-Fact

                                              Acting severally on
                                              behalf of themselves as
                                              Managers and Underwriters

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                                                                              10


                                              and on behalf of the other
                                              several Underwriters,
                                              if any, named in this Terms
                                              Agreement.

Accepted on the date set forth above:

WORLDCOM, INC.


By: /s/ Scott D. Sullivan
    --------------------------------
    Name: Scott D. Sullivan
    Title: Chief Financial Officer